EXHIBIT 99.1

Qualtrics Completes Acquisition of Clarabridge

The combination further accelerates Qualtrics’ growth and confirms its position as the world’s #1 experience management platform

PROVO, Utah and RESTON, Va., Oct. 1, 2021 – Qualtrics (NASDAQ: XM), the leader and creator of the Experience Management (XM) category, today announced that it has completed its acquisition of Clarabridge, bringing the leader in omnichannel conversational analytics to the world’s #1 experience management platform.
Recent research among C-suite executives shows that customers and employees have higher expectations than ever and are upending the way companies operate now and in the future. To be successful, organizations need to listen to their most important audiences and take action based on what they’re hearing.
With Clarabridge, Qualtrics is adding industry-leading conversational analytics to its platform, the gold standard for engaging with customers and employees. Clarabridge’s sophisticated AI-powered platform allows companies to discover and analyze customer feedback from indirect sources such as support conversations, chat, social media posts, review sites and others.
With the combination, Qualtrics customers will be able to tune into, analyze and act on everything customers and employees are saying, wherever they’re saying it, all on the world’s #1 experience management platform.
Quotes on the News:
“With our acquisition of Clarabridge, we’re accelerating our growth and leadership as the world’s #1 experience management company and taking the category we created to an entirely new level,” said Zig Serafin, Qualtrics CEO. “Together, we’ll give companies even greater power to build deep, trusted relationships with their customers and employees and deliver incredible experiences that everyone will love. We’re excited to welcome Mark and the entire Clarabridge team to Qualtrics.”
“This is an incredibly exciting milestone for Clarabridge, our employees and our customers,” said Mark Bishof, Chief Business Officer, XM and CEO of Clarabridge, Qualtrics. “We are thrilled to join Zig and his team as we work toward redefining how our customers understand and take action on all forms of experience data, putting them in the driver’s seat to move their businesses forward.”
Forrester wrote: "In one swoop, [Qualtrics] has secured the best-in-class analytics capabilities that will define the future of voice-of-the-customer programs as firms decrease their reliance on surveys and focus instead on understanding customers based on analysis of unstructured data.”*
For additional information, visit www.qualtrics.com/clarabridge.
About Qualtrics
Qualtrics, the leader and creator of the Experience Management (XM) category, is changing the way organizations manage and improve the four core experiences of business—customer, employee, product and brand. Over 13,500 organizations around the world are using Qualtrics to listen, understand and take action on experience data (X-data™)—the beliefs, emotions and intentions that tell you why things are happening, and what to do about it. The Qualtrics XM Platform™ is a system of action that helps businesses attract customers who stay longer and buy more, engage employees who build a positive culture, develop breakthrough products people love and build a brand people are passionate about. To learn more, please visit qualtrics.com.
*Forrester blog, “Qualtrics’ $1.125B Acquisition Of Clarabridge Upends The Customer Feedback Management Market” by Judy Weader, Harley Manning, Boris Evelson, Ian Jacobs, Brandon Purcell on July 30, 2021

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the anticipated benefits of the transaction between Qualtrics and Clarabridge and the product and markets of each company. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or outcomes to differ materially from those anticipated or implied in the statements, including: the effect of the announcement of the transaction on the companies’ respective business relationships, operating results and business generally; risks that the transaction disrupts the current plans and operations of the companies; potential difficulties with respect to employee retention for each of the companies as a result of the transaction; risks relating to diverting Qualtrics management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted against Qualtrics or Clarabridge relating to the definitive agreement to acquire Clarabridge or the transaction; the ability of Qualtrics to successfully integrate Clarabridge’s operations, product lines, technology and other assets; the ability of Qualtrics to implement its plans, forecasts and other expectations with respect Clarabridge’s business following the completion of the transaction and realize additional opportunities for growth and innovation; and unexpected variations in market growth and demand for Qualtrics’ and Clarabridge’s products and technologies. Additional risks and uncertainties that could cause actual results, performance or outcomes to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in Qualtrics’ Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Qualtrics assumes no obligation to update forward-looking statements, whether to reflect new information, events or circumstances after the date they were made or otherwise, except as required by law.

Contact Information

Investor Relations
Steven Wu
Head of FP&A and Investor Relations
investors@qualtrics.com

Public Relations
Gina Sheibley
Chief Communications Officer
press@qualtrics.com